Dyax Corp. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Exhibit 10.8(b)
CONFIDENTIAL DOCUMENT

AMENDMENT TO
SERVICES AGREEMENT
(Specialty Pharmacy and Hub Services)

This Amendment to the Services Agreement (this “Amendment”) is made and entered into as of February 15, 2011 (the “Amendment Effective Date”), by and between DYAX CORP. (“Dyax”) and US BIOSERVICES CORPORATION (“US Bio”).

WHEREAS, Dyax and US Bio entered into that certain Services Agreement, dated November 19, 2009 (the “Agreement”), pursuant to which US Bio is to provide services to Dyax in connection with the product Kalbitor®; and

WHEREAS, pursuant to and in accordance with Section 17.5 of the Agreement, the parties desire to amend to the Agreement to include terms and conditions relating to the distribution of Patient-Supplied Product (defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Defined Terms.

Any capitalized terms that are used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.           Amendments.

A.	Additional Definition. A new definition is hereby added to as Section 1.16 of the Agreement as follows:

1.16
“Patient-Supplied Product” shall mean Product that is shipped to a Patient’s home and then taken by a Patient to a healthcare provider treatment site to be administered by a health care provider in accordance with the requirements of the Product label.

B.
Additional Dyax Representations and Warranties.   A new paragraph is hereby added to the end of Section 13.7 of the Agreement as follows:

Dyax Representations and Warranties Related to Patient-Supplied Product.  Dyax hereby authorizes US Bio to ship Product to a Patient’s home in accordance with the requirements and processes set forth in the Statement of Work attached as Exhibit B-3.  In connection with such activities, Dyax hereby represents and warrants to US Bio that: [*****]

C.
Additional Indemnification Obligations by Dyax.  A new paragraph is hereby added to the end of Section 14.2(b) of the Agreement as follows:

Indemnification by Dyax related to Patient-Supplied Product.  Dyax shall indemnify, defend, and hold harmless the US Bio Indemnitees against any Losses incurred by or imposed upon US Bio Indemnitees or any of them in connection with any claims, suits, demands, investigations, enforcement actions, or judgments (including any governmental or regulatory agency) which arise out of: (a) a breach of the Dyax Representations and Warranties Related to Patient-Supplied Product contained in the second paragraph of Section 13.7; (b) any claim arising out of the administration of Product , including without limitation, bodily injury or death to a patient and claims for off-label promotion; in each case except for those Losses for which US Bio has an obligation to indemnify Dyax pursuant to Section 14.2(a).

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

D.
Additional Exhibit B-3.  A new Statement of Work outlining the requirements and processes applicable to Patient-Supplied Product shall be added as Exhibit B-3 to the Agreement pursuant to Section 8.1, and the services described in the new Statement of Work shall be included in the defined term “Services” under the Agreement.

3.           No Other Amendments.

Except as expressly amended hereby, the Agreement, as originally executed and delivered, remains in full force and effect.  It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

4.           Entire Agreement.

This Amendment and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

5.           Counterparts.

This Amendment may be executed in multiple counterparts, each of which will be considered an original, but which together will constitute one and the same document.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives as of the Amendment Effective Date.

US Bioservices Corporation		Dyax Corp.

By:	/s/ Craig Miller	By:	/s/ Terese Murphy
Name:	Craig Miller	Name:	Terese Murphy
Title:	President	Title:	Associate Director, Market Access

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Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.